Exhibit 99.1

Beacon Roofing Supply Announces Pricing of Senior Notes Offering in Connection with its Acquisition of Allied Building Products Corp.

HERNDON, VA — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (NASDAQ: BECN) (“Beacon”) announced today the pricing of its previously announced private offering (by a newly formed wholly-owned subsidiary) of $1.3 billion aggregate principal amount of 4.875% senior notes due 2025 (the “notes”). The initial offering price to investors will be 100% of the principal amount thereof. The offering is expected to close on October 25, 2017, subject to customary closing conditions.

Concurrently with the closing of the offering, the net proceeds from the offering, along with certain additional funds, will be deposited in a segregated escrow account. Following the release of proceeds from escrow upon satisfaction of the escrow conditions, Beacon expects to use the net proceeds from the notes offering, together with the net proceeds from its recently completed underwritten public common stock offering, the previously announced committed convertible preferred equity financing from an entity affiliated with the investment firm Clayton, Dubilier & Rice LLC, and borrowings under Beacon’s anticipated new senior secured credit facilities, to finance the previously announced acquisition (the “Allied Acquisition”) of Allied Building Products Corp. (“Allied”), refinance certain of Beacon’s existing indebtedness and pay related fees and expenses. The Allied Acquisition is expected to close on January 2, 2018, subject to the satisfaction of customary closing conditions, and Beacon cannot guarantee that the Allied Acquisition will be completed on or about such date, or at all.

If the Allied Acquisition is not completed, the notes will be redeemed. Upon consummation of the Allied Acquisition, the escrow issuer will be merged with and into Beacon (the “Escrow Merger”) and the notes will be guaranteed, on an unsecured senior basis, by certain of Beacon’s and Allied’s subsidiaries.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and, from and after the Escrow Merger, the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes offering is being made only by means of a private offering memorandum, and is not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Forward-Looking Statements

This release contains information about management’s view of Beacon’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe”, “will likely result”, “outlook”, “project” and other words and expressions of similar meaning. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of Beacon’s latest Form 10-K and subsequent SEC filings. The forward-looking statements included in this press release represent Beacon’s views as of the date of this press release and these views could change. However, while Beacon may elect to update these forward-looking statements at some point, Beacon specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Beacon’s views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply, Inc.

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 383 branches throughout 48 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Contacts

Beacon Roofing Supply, Inc.

Joseph Nowicki, Executive VP & CFO

571-323-3940

JNowicki@becn.com